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                                                                  Exhibit 5.1



            CORRERO FISHMAN HAYGOOD PHELPS WALMSLEY & CASTEIX, L.L.P.


                               September 15, 2004





Amedisys, Inc.
11100 Mead Road, Suite 300
Baton Rouge, Louisiana  70816

Ladies and Gentlemen:


         We have acted as counsel for Amedisys, Inc. (the "Company") in connection with the filing under the Securities Act of 1933 (the "Act") of the Company's registration statement on Form S-3 (the "462 Registration Statement") filed pursuant to Rule 462(b) under the Act covering up to 460,000 shares of the common stock of the Company (the "462 Shares"), which the Company proposes to sell in a public offering. We have examined the Company's Registration Statement on Form S-3 (File No. 333-118352) (the "Initial Registration Statement"), as amended through the date hereof, relating to the registration of up to 2,300,000 shares of the Company's common stock (the "Original Shares" and together with the 462 Shares, the "Shares"). The Initial Registration Statement is incorporated by reference into the 462 Registration Statement.


         For the purposes of the opinions expressed below, we also have examined the 462 Registration Statement and the Articles of Incorporation, as amended, and By-laws, as amended, of the Company, and such other documents and sources of law as we considered necessary to render the opinions hereinafter expressed.


         Based upon the foregoing, and upon our examination of such matters as we deem necessary in order to furnish this opinion, we are of the opinion that the Shares, when issued in accordance with the Initial Registration Statement and the 462 Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.


         This opinion letter is limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.


         We hereby consent (i) to the filing of this opinion as an exhibit to the 462 Registration Statement and (ii) to all references to us in the 462 Registration Statement, the Initial Registration Statement incorporated by reference therein and any amendments thereto. In so doing we do not admit that we are "experts" within the meaning of the Act.



                                              Sincerely,


                                              /s/ Anthony J. Correro, III
                                              -------------------------------
                                              Anthony J. Correro, III